Exhibit 10.1

EXECUTION VERSION

JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of March 15, 2019 (this “Agreement”), is entered into by and among MACQUARIE CAPITAL FUNDING LLC (the “Incremental Lender”), NRC US HOLDING COMPANY, LLC, a Delaware limited liability company (the “Borrower Representative” and a “Borrower”), SPRINT ENERGY SERVICES, LLC, a Delaware limited liability company (a “Borrower”), the Guarantors party hereto and BNP PARIBAS, as Administrative Agent.

RECITALS:

WHEREAS, reference is hereby made to that certain Credit and Guaranty Agreement, dated as of June 11, 2018 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among each Borrower, NRC Group Holdings, LLC (“Parent”), the Guarantors party thereto from time to time, the Lenders party thereto from time to time, and BNP Paribas, as Administrative Agent and as Collateral Agent; and

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrowers may request Incremental Revolving Credit Commitments by entering into one or more Joinder Agreements with one or more Incremental Lenders.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1. Incremental Facility. Subject only to the conditions set forth in Section 5 below, the Incremental Lender hereby commits to provide an Incremental Facility pursuant to Section 2.25 of the Credit Agreement (herein, the “Incremental Facility”) by way of an increase of the existing Revolving Credit Commitments under the Credit Agreement (the “Existing Revolving Credit Commitments”) in an aggregate amount of $10.0 million (the “Incremental Revolving Commitment”), in accordance with the terms set forth herein.

2. Confirmation. The Incremental Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent and Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

3. Certain Terms. The Incremental Revolving Commitment shall become part of the Existing Revolving Credit Commitments for all purposes under the Credit Agreement, including, without limitation, with respect to use of proceeds, draws, maturity, prepayments, repayments, interest rate and other economic terms and any other provisions restricting the rights, or regarding the obligations, of the Credit Parties, or any provisions regarding the rights of the Lenders. The Administrative Agent shall record the Incremental Revolving Commitment as an increase of the Existing Revolving Credit Commitments and, after giving effect to this Agreement, the total Revolving Credit Commitments under the Credit Agreement shall be $45,000,000. The Administrative Agent shall inform all Lenders with an Existing Revolving Credit Commitment of the increase thereof by way of the Incremental Revolving Commitment and reallocate, with reasonable promptness, the Revolving Credit Exposure among the applicable Lenders. Each of BNP Paribas, in its capacity as Administrative Agent, Issuing Bank and Swing Line Lender, and the Borrower Representative hereby consents to any assignments of Revolving Loans to the Incremental Lender in connection with such reallocation.

4. Proposed Incremental Facility. This Agreement represents Borrowers’ request to establish the Incremental Facility as follows:

(a)	Amount of Incremental Revolving Commitment: $10,000,000

(b)	Date of effectiveness of Incremental Facility: March 15, 2019

5. Conditions. This Agreement shall be effective on the first date (the “Incremental Closing Date”) on which each of the following conditions precedent set forth in this Section 5 have been satisfied:

(a)	This Agreement shall have been duly executed by the Incremental Lender, the Borrowers, the Guarantors and the Administrative Agent.

(b)	The Administrative Agent shall have received, for distribution to the Incremental Lender, a certificate of the secretary or assistant secretary (or other officer reasonably acceptable to the Administrative Agent) of each Borrower dated the Incremental Closing Date, certifying (A) that (i) attached thereto is a true and complete copy of each Organizational Document (or its equivalent) of such Borrower certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization or (ii) there have been no changes to the Organizational Documents of such Borrower delivered to the Administrative Agent on the Closing Date, and (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Managers of such Borrower establishing that all necessary organizational action on the part of such Borrower has been taken, authorizing the execution, delivery and performance of this Agreement contemplated to be entered into by such Borrower and that such resolutions and other actions have not been modified, rescinded, supplemented, or amended and are in full force and effect.

(c)	The Administrative Agent shall have received, for distribution to the Incremental Lender, a certificate as to the good standing of each Borrower as of a recent date, from the Secretary of State of the State of Delaware.

(d)	The Administrative Agent shall have received, for distribution to the Incremental Lender, a certificate from an Authorized Officer of the Borrower Representative reasonably satisfactory to it certifying and demonstrating (a) as to the Borrowers’ Certifications in Section 7 hereof, and (b) that all of the requirements set forth in Section 2.25 of the Credit Agreement have been satisfied with respect to the Incremental Facility, such certificate to be accompanied by calculations shown in reasonable detail to that effect.

(e)	The Administrative Agent and the Incremental Lender shall have received, on behalf of themselves, the other Agents, the Lenders and the Issuing Bank, a favorable written opinion of Jones Day, special counsel for the Credit Parties, (A) dated the Incremental Closing Date, (B) addressed to the Agents, the Incremental Lender, the Issuing Bank and the Lenders and (C) covering such matters relating to this Agreement and the Credit Documents as the Administrative Agent shall reasonably request.

(f)	The Administrative Agent shall have received payment of (i) all fees due to it and the Incremental Lender, as separately agreed, (ii) reimbursement or payment of all reasonable and documented out-of-pocket expenses of the Incremental Lender incurred in connection with the entry into of this Agreement (which includes the reasonable and documented legal fees and expenses of counsel to the Incremental Lender) and (iii) all amounts due and payable under Section 10.2 of the Credit Agreement, including, reimbursement or payment of all out-of-pocket expenses that are specifically required to be paid on the Incremental Closing Date (which includes the reasonable and documented legal fees and expenses of counsel to the Administrative Agent and the Collateral Agent), in each case, to the extent invoiced at least two (2) Business Days prior to the Incremental Closing Date.

(g)	Solely to the extent specifically requested by the Incremental Lender at least three (3) Business Days prior to the Incremental Closing Date, the Incremental Lender shall have received at least one (1) Business Day prior to the Incremental Closing Date all documentation and other information required under Anti-Terrorism Laws and applicable “know-your-customer” and anti-money laundering Laws, including a Beneficial Ownership Certification.

(h)	The Administrative Agent shall have received, for distribution to the Incremental Lender, a Solvency Certificate duly executed and delivered by Parent, substantially in the form attached hereto as Exhibit A.

6. Incremental Lender. The Incremental Lender acknowledges and agrees that upon the effectiveness of this Agreement, the Incremental Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

7. Borrowers’ Certifications. By its execution of this Agreement, each Borrower hereby certifies that:

(a)	no Event of Default exists immediately before or immediately after giving effect to the Incremental Facility; and

(b)	both immediately before and immediately after giving effect to the Incremental Facility, the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which are true and correct in all respects) on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which are true and correct in all respects) on and as of such earlier date.

8. Notice Address. For purposes of the Credit Agreement, the notice address of the Incremental Lender shall be as follows: 125 West 55th Street, New York, NY 10019, Attention: Macquarie Capital Debt Capital Markets Middle Office, Fax: 212-231-6518, e-mail: maccap.dcmadmin@macquarie.com.

9. Recordation of the Incremental Revolving Commitment. Upon execution and delivery hereof, Administrative Agent will record the Incremental Revolving Commitment in the Register.

10. Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

11. Eligible Assignee. By its execution of this Agreement, the Incremental Lender represents and warrants that it is an Eligible Assignee (subject to such consents, if any, as may be required under Section 10.6(b)(iii) of the Credit Agreement).

12. Tax Forms. Delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as the Incremental Lender may be required to deliver to the Administrative Agent pursuant to Section 2.20(g) of the Credit Agreement.

13. Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

14. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

15. THE UNDERSIGNED HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE JURISDICTION PROVISION SET FORTH IN SECTION 10.15 (CONSENT TO JURISDICTION) OF THE CREDIT AGREEMENT AND IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY THE LAW, ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN ACCORDANCE WITH SECTION 10.16 (WAIVER OF JURY TRIAL) OF THE CREDIT AGREEMENT.

16. Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

17. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

18. Credit Document. This Agreement constitutes a Credit Document for all purposes of the Credit Agreement and the other Credit Documents.

19. Reaffirmation; Other Agreements. Each Credit Party (i) reaffirms each Lien granted by each Credit Party to the Collateral Agent for the benefit of the Secured Parties pursuant to the Collateral Documents and (ii) acknowledges and agrees that the grants of security interests by the Credit Parties contained in the Credit Agreement and the Collateral Documents are, and shall remain, in full force and effect after giving effect to this Agreement. Nothing contained in this Agreement shall be construed as substitution or novation of the obligations outstanding under the Credit Agreement or the other Credit Documents, which shall remain in full force and effect, except to any extent modified hereby. Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Agreement, such Guarantor is not required by the terms of the Credit Agreement or any other Credit Document to consent to the transactions contemplated by this Agreement and (ii) nothing in the Credit Agreement, this Agreement or any other Credit Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement or the other Credit Documents.

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Incremental Joinder.

MACQUARIE CAPITAL FUNDING LLC,
as Incremental Lender

By:	/s/ Michael Barrish
Name:	Michael Barrish
Title:	Authorize Signatory

By:	/s/ Stephen Mehos
Name:	Stephen Mehos
Title:	Authorized Signatory

[Signature page to Joinder Agreement]

NRC US HOLDING COMPANY, LLC,
as a Borrower and Borrower Representative

By:	/s/ Joseph Peterson
Name:	Joseph Peterson
Title:	Chief Financial Officer

SPRINT ENERGY SERVICES, LLC,
as a Borrower

By:	/s/ Joseph Peterson
Name:	Joseph Peterson
Title:	Chief Financial Officer

[Signature page to Joinder Agreement]

GUARANTORS”

NRC GROUP HOLDINGS, LLC
NRC GROUP HOLDINGS CORP.
JFL-NRC HOLDINGS, LLC
NATIONAL RESPONSE CORPORATION
NRC ENVIRONMENTAL SERVICES INC.
OSRV HOLDINGS, INC.
NRC PAYROLL MANAGEMENT LLC
NRC ALASKA, LLC
SPECIALIZED RESPONSE SOLUTIONS, L.P.
SES HOLDCO, LLC
SPRINT KARNES COUNTY DISPOSAL LLC
ENPRO HOLDINGS GROUP, INC.
ENPRO SERVICES OF MAINE, INC.
ENPRO SERVICES OF VERMONT, INC.
TMC SERVICES, INC.
PROGRESSIVE ENVIRONMENTAL SERVICES, INC.
SOUTHERN WASTE SERVICES, INC.
EAGLE CONSTRUCTION AND ENVIRONMENTAL SERVICES, LLC
NRC NY ENVIRONMENTAL SERVICES, INC.
NRC EAST ENVIRONMENTAL SERVICES, INC.
QUAIL RUN SERVICES, LLC
NATL RESPONSE CORPORATION OF PUERTO RICO
TERRALINK SYSTEMS INC.

By:	/s/ Joseph Peterson
Name:	Joseph Peterson
Title:	Chief Financial Officer

[Signature page to Joinder Agreement]

Consented to by:

BNP PARIBAS,

as Administrative Agent

By:	/s/ Yung Wu
Name:	Yung Wu
Title:	Vice President

By:	/s/ Charles Romano
Name:	Charles Romano
Title:	Director

[Signature page to Joinder Agreement]

EXHIBIT A

Form of Solvency Certificate

March 15, 2019

This certificate (this “Solvency Certificate”) is delivered pursuant the Credit and Guaranty Agreement, dated as of June 11, 2018, among NRC Group Holdings, LLC, as Parent (“Parent”), NRC US Holding Company, LLC and Sprint Energy Services, LLC, as borrowers (the “Borrowers”), NRC Group Holdings Corp., NRC Group Holdings, LLC and certain of the Borrowers’ subsidiaries party thereto, as Guarantors, the lenders party thereto, and BNP Paribas, as Administrative Agent and Collateral Agent (the “Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. The undersigned hereby certifies, solely in such undersigned’s capacity as Chief Financial Officer of Parent, and not individually, as follows:

As of the date hereof, immediately after giving effect to the Joinder Agreement of even date herewith, among the Credit Parties, the Administrative Agent and Macquarie Capital Funding LLC and the transactions contemplated thereby:

a. The sum of the debt (including contingent liabilities) of Parent and its Restricted Subsidiaries, taken as a whole, does not exceed the fair value of the assets of Parent and its Restricted Subsidiaries, taken as a whole;

b. The capital of Parent and its Restricted Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of Parent and its Restricted Subsidiaries, taken as a whole, as such business is now conducted and is proposed to be conducted following the Incremental Closing Date;

c. Parent and its Restricted Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature; and

d. The present fair saleable value of the assets (on a going concern basis) of Parent and its Restricted Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities of Parent and its Restricted Subsidiaries, taken as a whole, on their debts as they become absolute and matured.

For purposes of this Solvency Certificate, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

EXHIBIT A

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate in such undersigned’s capacity as chief financial officer of NRC Group Holdings, LLC and not individually, as of the date first stated above.

NRC GROUP HOLDINGS, LLC

By:
Name:
Title: